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                                    REVISED
                           ARTICLES OF INCORPORATION
                                      OF
                            HYDRO FLAME CORPORATION


     Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation, Hydro Flame Corporation, hereby adopts the following Revised Articles Of Incorporation.

                                  ARTICLE I.

                                     NAME

     The name of the corporation is HYDRO FLAME CORPORATION.

                                  ARTICLE II.

                                   DURATION

     The corporation shall have perpetual existence.

                                  ARTICLE III.

                                   PURPOSES

     The purposes for which the corporation is organized are:

          A. To engage in the business of manufacturing, distributing and selling all types and kinds of combustion and heating equipment, devices and appliances, and to engage in all business related thereto.

          B. To manufacture, buy, sell, lease, deal in, deal with, handle, repair, construct, erect and maintain all types and kinds of machinery, equipment, appliances and devices, including but not limited to all types and kinds

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     of combustion and heating equipment, devices and appliances and to engage in all business related thereto.

          C. To engage in the business of buying, selling, trading and dealing in all types and kinds of oil, gas, and mineral properties, leases or contracts and to own, hold and mine lands supposed to contain or containing oil, gas, or other minerals and to sell, market or refine the same and to engage in all businesses related thereto.

                                  ARTICLE IV.

                                CAPITALIZATION

     The aggregate number of shares which the Corporation shall have authority to issue is Ten Million (10,000,000) of the par value of One Dollar ($1.00) each. All shares of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of the Corporation shall not be liable to any further call or assessment.

                                  ARTICLE V.

                               PREEMPTIVE RIGHT

     Provisions limiting or denying to shareholders the preemptive right to acquire additional shares of the Corporation are: None, except the Board of Directors shall have such power to issue stock as is set forth in Section 16-10-24, Utah Code Annotated, 1953.

                                  ARTICLE VI.

                              EFFECT OF REVISION

     These Revised Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto and revisions thereof.


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                                  ARTICLE VII

                               OUTSTANDING SHARES
                           AND SHARES ENTITLED TO VOTE

     The number of shares of the Corporation outstanding at the time of the adoption of these Revised Articles of Incorporation was 790,489, and the number of shares entitled to vote thereon was 790,489. There were represented at the annual meeting where this revision of the Articles of Incorporation was considered 501,217 shares.

                                 ARTICLE VIII

                             NO-CLASS DESIGNATION

     The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None.

                                  ARTICLE IX

                         SHARES VOTED FOR AND AGAINST

     The number of shares voted for this revision of the Articles of Incorporation was 423,861; the number of shares voted against this revision was 77,356.

                                   ARTICLE X

                         DATE OF ADOPTION OF REVISION

     This revision of Articles of Incorporation of Hydro Flame Corporation was adopted by vote of the shareholders at the annual meeting of the Corporation held October 13, 1973.

     DATED this 31st day of October, 1973.

                                       HYDRO FLAME CORPORATION

                                       By /s/ George W. Jackson
                                          -------------------------------
                                          George W. Jackson, President

                                       and

                                          /s/ Taylor H. Merrill, Secretary
                                       ------------------------------------
                                          Taylor H. Merrill, Secretary